Exhibit 5.1

Tel +1.212.237.0000 Fax +1.212.237.0100

July 8, 2021

Hyliion Holdings Corp.

1202 BMC Drive, Suite 100

Cedar Park, Texas 78613

Ladies and Gentlemen:

We have acted as counsel for Hyliion Holdings Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-249649) filed on October 23, 2020 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale from time to time by the selling stockholders named or to be named in the Post-Effective Amendment, pursuant to Rule 415 under the Securities Act, of up to 91,394,533 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s second amended and restated certificate of incorporation and its amended and restated bylaws, each as amended to the date hereof; (ii) resolutions adopted by the board of directors of the Company (or to the extent permitted by Section 141 of the Delaware General Corporation Law, a duly constituted and acting committee thereof); and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of the Company and other representatives of the Company, and upon certificates of public officials.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1114 Avenue of the Americas, 32nd Floor New York, NY 10036 Tel +1.212.237.0000 Fax +1.212.237.0100 velaw.com

Hyliion Holdings Corp. July 8, 2021 Page 2

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; and (vii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Post-Effective Amendment and any applicable prospectus supplement.

Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

The opinions expressed in this letter are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.